UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 13, 2012

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see  General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 13, 2012, Radian Group Inc. (the “Company”) filed a Current Report on Form 8-K (the “Current Report”) regarding its press release of the same date, announcing certain financial information for the fourth quarter of 2011.  This Form 8-K/A amends the Current Report to correct an inadvertent error in the Current Report.  Item 2.02 of the Current Report should have stated that Radian Guaranty Inc. wrote “$6.5 billion of new insurance written” rather than “$6.5 million of new insurance written.”  The press release filed as Exhibit 99.1 to the Current Report correctly stated the amount of new insurance written.  The corrected Item 2.02 is set forth below.

Item 2.02.          Results of Operations and Financial Condition.

On January 13, 2012, Radian Group Inc. (the “Company”) issued a news release announcing, among other things, that:

●

As of December 31, 2011, the Company expects to maintain a risk-to-capital ratio for Radian Guaranty Inc., its principal mortgage insurer, below the 25 to 1 limitation imposed in certain states, while retaining approximately $500 million of holding company liquidity; and

●	In the fourth quarter of 2011, Radian Guaranty Inc. wrote $6.5 billion of new insurance written.

A copy of this news release is furnished as Exhibit 99.1 to this report.

The information included in, or furnished with, this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

99.1*               Radian Group Inc. News Release dated January 13, 2012.

_____________________

*  Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date:	January 13, 2012	By:	/s/ C. Robert Quint
C. Robert Quint
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Radian Group Inc. News Release dated January 13, 2012.

*  Furnished herewith.